EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-214217, 333-206712, 333-200997 and 333-226499) on Form S-8 and the registration statement (No. 333-233123) on Form S-3 of our reports dated February 23, 2022, with respect to the consolidated financial statements of Restaurant Brands International Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

(signed) KPMG LLP

Miami, Florida

February 23, 2022